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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): September 1, 1999


                          SubMicron Systems Corporation
             (Exact name of registrant as specified in its charter)


         Delaware                        0-19507                 13-3607944
(State or other jurisdiction           (Commission            (I.R.S. Employer
     of incorporation)                 File Number)          Identification No.)


6330 Hedgewood Drive, #150
Allentown, Pennsylvania                                            18106
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (610) 391-9200
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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

                  On September 1, 1999, SubMicron Systems Corporation, a Delaware corporation (the "Company"), and three of its direct or indirect subsidiaries, SubMicron Systems, Inc., a Pennsylvania corporation, SubMicron Wet Process Stations, Inc., a California corporation, and SubMicron Systems Holdings I, Inc., a California corporation (such subsidiaries, together with the Company, the "SubMicron Companies"), filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware, Wilmington, Delaware. The Court agreed to provide for the joint administration of the cases under case number 99-2959.

                  The filings were in connection with the contemplated sale of substantially all of the assets of the SubMicron Companies. On August 31, 1999, the SubMicron Companies entered into an asset purchase agreement with Akrion, LLC, a Delaware limited liability company ("Akrion"), pursuant to which the SubMicron Companies would sell substantially all of their assets to Akrion pursuant to Section 363 of the Bankruptcy Code. Part of the assets to be sold would be the capital stock of the Company's Asian subsidiaries, including its Singaporean subsidiary, Akrion (S) Pte Ltd. The proposed sale of substantially all of the SubMicron Companies' assets will be for a total consideration of approximately $55.5 million in a combination of cash, the assignment back to SubMicron of in excess of $40 million of the Company's debt and the assumption of specified liabilities. The total consideration of the transaction will not provide sufficient value to support payment by the SubMicron Companies to unsecured creditors or the SubMicron stockholders. The consummation of the sale is subject to customary terms and conditions set forth in the agreement as well as bankruptcy court and regulatory approval. Accordingly, there can be no assurance that the transaction will be completed.

                  As part of the voluntary filings, the SubMicron Companies filed a motion for an order granting authority to sell their assets to Akrion pursuant to Section 363 of the Bankruptcy Code, establishing bidding procedures and setting a hearing date of on the sale of the assets.

                  Also as part of the voluntary filing with the Court, the SubMicron Companies submitted Stipulations and Orders relating to debtor-in-possession post-petition financing ("DIP Financing") from Greyrock Capital, a division of Banc of America Commercial Finance Corporation, and The KB Mezzanine Fund II, L.P. The Court approved the DIP Financing arrangements on an interim basis on September 1, 1999.

                  Pursuant to Sections 1107 and 1108 of the Bankruptcy Code, the SubMicron Companies, as debtors and debtors-in-possession, will continue to manage and operate their assets and businesses in the ordinary course of business, pending the closing of the sale of assets pursuant to Section 363 of the Bankruptcy Code.






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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

                  (c) Exhibits

                  99.1 Asset Purchase Agreement by and among SubMicron Systems Corporation and certain of its Subsidiaries and Akrion LLC, dated as of August 31, 1999.

                  99.2 Press Release of SubMicron Systems Corporation dated September 1, 1999.



                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  September 2, 1999                   SUBMICRON SYSTEMS CORPORATION





                                            By: /s/ Robert P. Tetu
                                               ----------------------
                                               Name:   Robert P. Tetu
                                               Title:  Chief Operating Officer


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